FOLEY & LARDNER

                                ATTORNEYS AT LAW

CHICAGO                          FIRSTAR CENTER                       SACRAMENTO
DENVER                     777 EAST WISCONSIN AVENUE                   SAN DIEGO
JACKSONVILLE            MILWAUKEE, WISCONSIN 53202-5367            SAN FRANCISCO
LOS ANGELES                 TELEPHONE (414) 271-2400                 TALLAHASSEE
MADISON                     FACSIMILE (414) 297-4900                       TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH

                                February 18, 2000

AppNet Systems, Inc.
6707 Democracy Boulevard, Suite 1000
Bethesda, Maryland  20817

Gentlemen:

          We have acted as counsel for AppNet, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,945,000 shares of the Company's common stock, $.0005 par value (the "Common Stock"), which may be issued pursuant to the AppNet, Inc. 1999 Stock Incentive Plan (the "Plan").

          We have examined: (1) the Plan; (2) the Registration Statement; (3) the Restated Certificate of Incorporation and By-laws of the Company, as amended to date; (4) resolutions of the Company's Board of Directors relating to the Plan and the issuance of securities thereunder; and (5) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based on the foregoing, we are of the opinion that:

          1. The Company is a corporation validly existing under the laws of the State of Delaware.

          2. The shares of Common Stock, when issued by the Company pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof.

          We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                            Very truly yours,

                                            /s/ FOLEY & LARDNER

                                            FOLEY & LARDNER